SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) August 26, 2004

SYNIVERSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-88168	06-1262301
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tampa City Center, Suite 700 Tampa, Florida	33602
(Address of principal executive offices)	(Zip Code)

(813) 273-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Information To Be Included in the Report

Item 1.01. Entry into a Material Definitive Agreement.

On August 26, 2004, Syniverse Technologies, Inc. (Syniverse) announced that on August 25, 2004, it had signed a purchase agreement to acquire EDS Interoperator Services North America (IOS North America) for approximately $57 million payable in cash. The transaction is subject to customary regulatory approval and closing conditions, and is expected to close in the third quarter of 2004. IOS North America is currently owned by Electronic Data Systems Corporation (EDS), which is independent of Syniverse and its affiliates. The acquisition of IOS North America is the third acquisition made by Syniverse since becoming a privately held corporation. The acquisition will immediately add 28 new clearing customers to Syniverse’s growing worldwide customer base of approximately 300 wireless, wireline and Wi-Fi providers.

Syniverse’s August 26, 2004 press release announcing the acquisition of IOS North America is attached hereto as Exhibit 99.1.

Exhibit No.	Description
99.1	Syniverse press release dated August 26, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNIVERSE TECHNOLOGIES, INC.

By:	/s/ Raymond L. Lawless
Raymond L. Lawless
Chief Financial Officer and Secretary

August 27, 2004

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
99.1	Syniverse press release dated August 26, 2004	Filed herewith electronically.